Exhibit99.1

GUJARAT STATE PETROLEUM CORPORATION SEEKS PAYMENT FROM GEOGLOBAL

Calgary, Alberta, Canada, August 14, 2007.  GeoGlobal Resources Inc. (the “Company”) (AMEX – GGR) announced today that it has been advised by Gujarat State Petroleum Corporation Limited. (“GSPC”), the operator of the KG-OSN-2001/3 (the “KG Offshore Block”) in which the Company has a net 5% participating interest, that GSPC is seeking payment of the amount by which the sums expended by GSPC on behalf of the Company (including the net 5% participating interest of Roy Group Mauritius) under Phase I of the work program set forth in the Production Sharing Contract for the KG Offshore Block dated February 4, 2003 (“PSC”) in carrying out exploration activities on the block, exceeds the amount that GSPC deems to be payable by GSPC pursuant to the Carried Interest Agreement between GSPC and the Company dated August 27, 2002 (“CIA”).  GSPC asserts that the Company is required to pay 10% of the exploration expenses over and above US$59.23 million.  GSPC asserts that this amount payable is US$44.68 million including interest of US$ 4.43 million as of June 30, 2007.

The Company has advised GSPC that, under the terms of the CIA, the PSC, and the Joint Operating Agreement dated August 7, 2003 (the “JOA”), GSPC has no right to seek the payment and that it believes the payment GSPC is seeking is in breach of the Carried Interest Agreement.  The Company further reminded GSPC, that the Company under the terms of the CIA, shall be carried by GSPC for 100% of all of its share of any costs during the exploration phase prior to the start of commercial production.  In support of the Company’s legal position, the Company has obtained the opinion of prominent Indian legal counsel.

The Company intends to vigorously protect its contractual rights in accordance with the dispute resolution process under the CIA, the PSC and the JOA as may be appropriate.  The Company is currently having discussions with GSPC in an effort to reach an amicable resolution.

GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, the Cambay, the Deccan Syneclise and Rajasthan basin areas.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company’s forward looking statements include, among others, its statements and estimates as to

•
the likelihood that recoverable hydrocarbon reserves may exist in the geographic areas in which the Company has an interest and the quantity, if any, of those reserves and when, if ever, the Company may realize revenues from any reserves that are established ,

•	the cost and likelihood of success of the parties in fulfilling the work commitments under the production sharing contracts to which the Company is a party,

•
the timing of activities under the production sharing contracts and the ability of the related work commitments to be fulfilled and completed within the times contemplated by the productions sharing contracts,

•	the availability of drilling rigs, personnel and other services and equipment at acceptable and reasonable prices to fulfill the work commitments,

•	the ability of those drilling rigs to perform to meet expectations in the temperature, pressure and depth conditions to which they are subjected,

•	The ability of the operator under the production sharing contracts to complete successful wells and to market and deliver any hydrocarbons produced, and

•	the availability of funds in the amounts required and at the times required to fulfill the Company’s participating interest obligations in pursuing these exploration activities.

There can be no assurance as to the outcome of these activities that are described as forward looking.  Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercially productive success of any of its wells, all of which involve risks and uncertainties.  The exploration blocks in which the Company has an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company and its investors.  Additional risks and uncertainties may arise out of seeking to do business overseas where  political and other world events may disrupt the Company's plans, intentions and expectations. There can be no assurance that GSPC may not seek to further assert its position that it is entitled to payment from the Company. The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.

The first phase of the exploration period relating to the production sharing contract for the Company’s KG Offshore Block has expired, as extended on August 29, 2005 through March 11, 2006, without the required minimum of at least fourteen wells being drilled during the first phase.  On February 24, 2006, the management committee for the KG Offshore Block recommended a further extension of the first phase of twelve months to March 11, 2007.  The operator under the production sharing contract is seeking from the Government of India an extension of the exploration period and also its consent to proceeding with the second phase of the exploration period under the production sharing contract.  As at August 14, 2007, this approval and consent is still outstanding.  Unless this further extension is granted, the Company may be liable for consequences of non-fulfillment of the minimum work commitment in a given time frame under the production sharing contract.  The production sharing contract has provisions for termination of the production sharing contract on account of various reasons specified therein including a material breach of the contract.  Termination rights can be exercised after giving ninety days written notice.  This failure to timely complete the minimum work commitment, though there is no precedence, may be deemed by the Government of India to be a failure to comply with the provisions of the contract in a material particular.  The termination of the production sharing contract by the Government of India would result in the loss of the Company’s interest in the KG Offshore Block other than areas determined to encompass "commercial discoveries".  The production sharing contract sets forth procedures whereby the operator can obtain the review of the management committee under the production sharing contract as to whether a discovery on the exploration block should be declared a commercial discovery under the production sharing contract.  Those procedures have not been completed at present with respect to the discovery on the KG Offshore Block and, accordingly, as of August 14, 2007, no areas on the KG Offshore Block have been determined formally to encompass "commercial discoveries" as that term is defined under the production sharing contract.

Additional important risk factors are described in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Boland, Investor Relations and Corporate Affairs
Phone: +1 403 777-9253                                                      Email:    info@geoglobal.com
Fax:     +1 403 777-9199                                                      Website: www.geoglobal.com